Exhibit 99.1

Change Healthcare Inc. Reports Fourth Quarter and Full Year Fiscal 2021 Financial Results

Nashville, Tenn., May 26, 2021 – Change Healthcare Inc. (Nasdaq: CHNG) (the “Company” or “Change Healthcare”), a leading healthcare technology company, today reported financial results for the fourth quarter and fiscal year ended March 31, 2021.

“The fourth quarter performance demonstrates the execution of our growth strategy, delivering on our financial objectives while continuing to make investments to support our customers and employees, and advance our capabilities,” said Neil de Crescenzo, president and chief executive officer. “As we enter fiscal 2022, we remain focused on delivering the next phase of growth by advancing our technology-first approach to innovation and further integrating our diverse capabilities to advance connectivity, enhance efficiency, and drive better experiences and outcomes throughout the healthcare industry.”

Fiscal 2021 Fourth Quarter Highlights:

Financial Summary

•	Total revenue of $855.2 million, including solutions revenue of $804.3 million

•	Net loss of $13.1 million, resulting in net loss of $0.04 per diluted share

•	Adjusted net income of $134.0 million, resulting in adjusted net income of $0.42 per diluted share

•	Adjusted EBITDA of $272.0 million

Recent Business Highlights

•	Announced in collaboration with AWS a new Data Science as a Service (DSaaS) offering to drive improved outcomes and healthcare economics for vulnerable health communities

•	Awarded “Best in KLAS” for Provider Eligibility Enrollment Services and for Payer IT Consulting Services

Impact of McKesson Exit on Comparability of Results

On March 10, 2020, Change Healthcare Inc. acquired the interest in Change Healthcare LLC (“the Joint Venture”) previously held by McKesson. The transaction resulted in Change Healthcare Inc. acquiring control of the Joint Venture, which was accounted for as a business combination and resulted in a new basis of accounting, and all of the business activities of the Joint Venture are now reported by the Company. Change Healthcare Inc.’s financial statements for periods prior to the acquisition were primarily limited to the equity method investment in the Joint Venture, and therefore did not reflect revenue, adjusted EBITDA, and other key measures. As a result, Change Healthcare Inc. does not consider comparison of the current operating results to the reported results for the same period in the prior year to be meaningful, and instead will compare our current quarter results to the prior quarter results of the Joint Venture, which have been recast to reflect the current segment structure, including the allocation of all corporate costs to the business units. This press release includes supplemental information for the recast results of the Joint Venture for the three months and year ended March 31, 2021. The recast results for all quarters in fiscal year 2019 and fiscal year 2020 are available in the appendix to the earnings presentation and will be included as an exhibit to Change Healthcare Inc.’s Form 10-K.

Financial Results for Fourth Quarter of Fiscal 2021

•

Solutions revenue was $804.3 million for the current period, inclusive of the impact of the fair value adjustment to deferred revenue resulting from the McKesson exit, which reduced revenue recognized in the quarter by $10.1 million. Total revenue, which includes postage revenue, was $855.2 million. For the fourth quarter of fiscal 2020, the Joint Venture reported $786.6 million of solutions revenue and $843.4 million of total revenue. Solutions revenue for the current period reflects the $10.7 million net favorable impact of acquisitions and divestitures including the negative $6.9 million impact during the quarter from the divestiture of the Capacity Management business which closed on December 2, 2020.

•

Net loss was $13.1 million, resulting in net loss of $0.04 per diluted share. For the fourth quarter of fiscal 2020, the Joint Venture reported net loss of $108.6 million or $0.34 per diluted unit. Net loss for the current period was positively impacted by new sales volumes, productivity improvements and cost initiatives.

•

Adjusted net income was $134.0 million, resulting in adjusted net income of $0.42 per diluted share. For the fourth quarter of fiscal 2020, the Joint Venture reported adjusted net income of $133.2 million or $0.42 per diluted unit. Net loss per diluted share and adjusted net income per diluted share for the current period is based on 321 million shares compared to 320 million units in the prior year period.

•

Adjusted EBITDA was $272.0 million for the current period. For the fourth quarter of fiscal 2020, the Joint Venture reported adjusted EBITDA of $264.4 million. The results in the current quarter reflect continued productivity and synergy realization.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities was $586.2 million, free cash flow was $339.8 million, and adjusted free cash flow was $429.9 million, in each case, for the twelve months ended March 31, 2021. For the twelve months ended March 31, 2020, the Joint Venture reported net cash provided by operating activities, free cash flow, and adjusted free cash flow of $593.3 million, $334.7 million, and $481.5 million, respectively.

Net cash provided by operating activities, free cash flow, and adjusted free cash flow each is affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds on hand decreased by $12.8 million in the twelve months ended March 31, 2021, reducing free cash flow for the period by that amount, and increased by $21.7 million for the Joint Venture for the twelve months ended March 31, 2020. Net cash flow from operating activities, free cash flow, and adjusted free cash flow in the current period reflect working capital improvements driven by strong collections.

The Company ended the quarter with approximately $113.1 million of cash and cash equivalents, and approximately $4,762.1 million of total debt. During the current period, the Company repaid $50.0 million on its Term Loan Facility.

Proposed Merger with OptumInsight

On January 5, 2021, OptumInsight, a diversified health services company and part of UnitedHealth Group, and Change Healthcare agreed to combine (the “Merger”). Under the terms of the merger agreement, UnitedHealth Group, through a wholly-owned subsidiary, will acquire all of the outstanding shares of Change Healthcare common stock for $25.75 per share in cash. The Boards of Directors of both UnitedHealth Group and Change Healthcare have unanimously approved the terms of the Merger. At a special meeting held April 13, 2021, Change Healthcare stockholders voted to approve the Merger. Of the approximately 222 million shares voted, 99.9% voted in favor of the adoption of the merger agreement. The closing of the Merger is subject to applicable regulatory approval and other customary closing conditions.

Guidance

Due to the recently announced transaction with OptumInsight, we will no longer be providing financial guidance.

Webcast Information

Change Healthcare will host a conference call on Thursday, May 27, 2021, at 8:00 a.m. ET. Due to the previously announced transaction with OptumInsight, the Company will not be taking questions during the conference call.

Investors and other interested parties are invited to listen to the conference call via the Company’s website at https://ir.changehealthcare.com/. The webcast will be available for on-demand listening at the aforementioned URL until May 27, 2022.

About Change Healthcare

Change Healthcare (Nasdaq: CHNG) is a leading healthcare technology company, focused on insights, innovation, and accelerating the transformation of the U.S. healthcare system through the power of the Change Healthcare platform. We provide data and analytics-driven solutions to improve clinical, financial, administrative, and patient engagement outcomes in the U.S. healthcare system. Learn more at changehealthcare.com.

CHNG-IR

Contacts

Evan Smith, CFA

Investor Relations

404-338-2225

Evan.Smith@changehealthcare.com

Katherine Wojtecki

External Communications

630-624-9142

Katherine.Wojtecki@changehealthcare.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Change Healthcare. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Change Healthcare cautions readers of this press release that such “forward looking statements,” including without limitation, those relating to the timing of the proposed merger and Change Healthcare’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this press release or in other statements attributable to Change Healthcare, are necessarily estimates reflecting the judgment of Change Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Change Healthcare’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from Change Healthcare’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on Change Healthcare’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; uncertainty and risks related to the impact of the COVID-19 pandemic on the national and global economy, Change Healthcare’s business, suppliers, customers, and employees; Change Healthcare’s ability to retain or renew existing customers and attract new customers; Change Healthcare’s ability to connect a large number of payers and providers; Change Healthcare’s ability to provide competitive services and prices while maintaining its margins; further consolidation in end-customer markets; Change Healthcare’s ability to effectively manage costs; Change Healthcare’s ability to effectively develop and maintain relationships with channel partners; Change Healthcare’s ability to timely develop new services and the market’s willingness to adopt new services; Change Healthcare’s ability to deliver services timely without interruption; a decline in transaction volume in the U.S. healthcare industry; Change Healthcare’s ability to maintain access to its data sources; Change Healthcare’s ability to maintain the security and integrity of its data; Change Healthcare’s reliance on key management personnel; Change Healthcare’s ability to manage and expand its operations and keep up with rapidly changing technologies; the ability of outside service providers and key vendors to fulfill their obligations to Change Healthcare; risks related to international operations; Change Healthcare’s ability to protect and enforce its intellectual property, trade secrets and other forms of unpatented intellectual property; Change Healthcare’s ability to defend its intellectual property from infringement claims by third parties; government regulation and changes in the regulatory environment; changes in local, state, federal and international laws and regulations, including related to taxation; economic and political instability in the U.S. and international markets where Change Healthcare operates; litigation or regulatory proceedings; losses against which Change Healthcare does not insure; Change Healthcare’s ability to make acquisitions and integrate the operations of acquired businesses; Change Healthcare’s ability to make timely payments of principal and interest on its indebtedness; Change Healthcare’s ability to satisfy covenants in the agreements governing its indebtedness; Change Healthcare’s ability to maintain liquidity; our adoption of new, or amendments to existing, accounting standards, and other risks. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Change Healthcare’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on June 4, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, including in Change Healthcare’s most recent Quarterly Report on Form 10-Q filed with the SEC on February 4, 2021.

Change Healthcare’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Change Healthcare disclaims any intent or obligation to update any “forward looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regards to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020	2020
	Change Healthcare Inc.		Change Healthcare LLC
Revenue:
Solutions revenue	$804,299	$184,161	$786,589
Postage revenue	50,861	12,631	56,791

Total revenue	855,160	196,792	843,380
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	357,506	71,435	346,977
Research and development	58,926	11,559	53,257
Sales, marketing, general and administrative	187,606	37,389	175,725
Customer postage	50,861	12,631	56,791
Depreciation and amortization	154,495	30,838	89,852
Accretion and changes in estimate with related parties, net	2,744	(31,349)	4,627
Gain on sale of businesses	1,344	—	—
Tax receivable agreement charge	—	164,633	164,633
Goodwill impairment charge	—	561,164	—

Total operating expenses	813,482	858,300	891,862

Operating income (loss)	41,678	(661,508)	(48,482)
Non-operating (income) and expense
Interest expense, net	59,508	16,248	64,084
Contingent consideration	—	—	(1,900)
Loss on extinguishment of debt	1,289	—	561
Loss from Equity Method Investment in the Joint Venture	—	276,216	—
(Gain) loss on forward purchase contract	—	55,768	—
Other, net	(2,253)	(169)	(3,749)

Total non-operating (income) and expense	58,544	348,063	58,996

Income (loss) before income tax provision (benefit)	(16,866)	(1,009,571)	(107,478)
Income tax provision (benefit)	(3,776)	(142,690)	1,112

Net income (loss)	$(13,090)	$(866,881)	$(108,590)

Net income (loss) per common share:
Basic and diluted	$(0.04)	$(1.64)	$(0.34)
Weighted average common shares outstanding: (1)
Basic and diluted	321,393,600	186,342,936	319,789,840

(1)

Prior to the McKesson exit, common units of Change Healthcare LLC were equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Year Ended March 31,
	2021	2020	2020
	Change Healthcare Inc.		Change Healthcare LLC
Revenue:
Solutions revenue	$2,893,889	$184,161	$3,074,894
Postage revenue	196,532	12,631	228,079

Total revenue	3,090,421	196,792	3,302,973
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	1,335,075	71,435	1,345,920
Research and development	227,036	11,559	205,035
Sales, marketing, general and administrative	686,645	39,893	743,311
Customer postage	196,532	12,631	228,079
Depreciation and amortization	591,048	30,838	315,946
Accretion and changes in estimate with related parties, net	13,158	15,823	14,966
Gain on sale of businesses	(59,143)	—	—
Tax receivable agreement charge	—	164,633	164,633
Goodwill impairment charge	—	561,164	—

Total operating expenses	2,990,351	907,976	3,017,890

Operating income (loss)	100,070	(711,184)	285,083
Non-operating (income) and expense
Interest expense, net	245,241	16,652	283,745
Contingent consideration	(3,000)	—	(91)
Loss on extinguishment of debt	8,924	—	19,975
Loss from Equity Method Investment in the Joint Venture	—	380,713	—
(Gain) loss on forward purchase contract	—	(15,881)	—
Other, net	(3,698)	(1,817)	(14,630)

Total non-operating (income) and expense	247,467	379,667	288,999

Income (loss) before income tax provision (benefit)	(147,397)	(1,090,851)	(3,916)
Income tax provision (benefit)	(35,187)	(143,254)	1,701

Net income (loss)	$(112,210)	$(947,597)	$(5,617)

Net income (loss) per common share:
Basic and diluted	$(0.35)	$(6.92)	$(0.02)
Weighted average common shares outstanding: (1)
Basic and diluted	320,771,789	136,996,624	302,412,870

(1)

Prior to the McKesson exit, common units of Change Healthcare LLC were equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	March 31, 2021	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$113,101	$410,405
Accounts receivable, net	732,614	740,105
Contract assets, net	132,856	132,704
Prepaid expenses and other current assets	140,258	117,967

Total current assets	1,118,829	1,401,181
Property and equipment, net	174,370	206,196
Operating lease right-of-use assets, net	93,412	—
Goodwill	4,108,792	3,795,325
Intangible assets, net	4,187,072	4,365,806
Investment in business purchase option	—	146,500
Other noncurrent assets, net	430,141	192,372

Total assets	$10,112,616	$10,107,380

Liabilities
Current liabilities:
Accounts payable	$57,449	$68,169
Accrued expenses	484,293	390,294
Deferred revenue	436,666	302,313
Due to related parties, net	10,766	20,234
Current portion of long-term debt	27,339	278,779
Current portion of operating lease liabilities	30,608	—

Total current liabilities	1,047,121	1,059,789
Long-term debt, excluding current portion	4,734,775	4,710,294
Long-term operating lease liabilities	75,396	—
Deferred income tax liabilities	605,291	615,904
Tax receivable agreement obligations to related parties	103,151	177,826
Tax receivable agreement obligations	229,082	164,633
Other long-term liabilities	65,572	93,487

Total liabilities	6,860,388	6,821,933
Commitments and contingencies
Stockholders’ Equity
Common Stock (par value, $.001), 9,000,000,000 and 9,000,000,000 shares authorized and 306,796,076 and 303,428,142 shares issued and outstanding at March 31, 2021 and 2020, respectively	307	303
Preferred stock (par value, $.001), 900,000,000 shares authorized and no shares issued and outstanding at both March 31, 2021 and 2020	—	—
Additional paid-in capital	4,283,391	4,222,580
Accumulated other comprehensive income (loss)	11,221	(7,372)
Accumulated deficit	(1,042,691)	(930,064)

Total stockholders’ equity	3,252,228	3,285,447

Total liabilities and stockholders’ equity	$10,112,616	$10,107,380

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Year Ended March 31,
	2021	2020	2020
	Change Healthcare Inc.		Change Healthcare LLC
Cash flows from operating activities:
Net income (loss)	$(112,210)	$(947,597)	$(5,617)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	591,048	30,838	315,946
Amortization of capitalized software developed for sale	1,326	—	14,415
Accretion and changes in estimate, net	11,644	15,823	14,966
Equity compensation	59,016	1,701	31,808
Deferred income tax expense (benefit)	(50,114)	(143,822)	(2,613)
Amortization of debt discount and issuance costs	32,532	2,235	18,807
Contingent consideration	(3,000)	—	(91)
Gain on sale of businesses	(59,143)	—	—
Loss on extinguishment of debt	8,924	—	19,975
(Gain) loss on other investments	—	(15,881)	—
Non-cash lease expense	29,114	—	—
Goodwill impairment charge	—	561,164	—
Loss from Equity Method Investment in the Joint Venture	—	380,713	—
Tax receivable agreement charge	—	164,633	164,633
Other, net	11,257	(1,110)	6,896
Changes in operating assets and liabilities:
Accounts receivable, net	(6,064)	(21,211)	(1,267)
Contract assets, net	158	—	21,390
Prepaid expenses and other assets	(87,540)	(6,219)	(29,375)
Accounts payable	(21,407)	7,532	(16,609)
Accrued expenses and other liabilities	14,178	(195,207)	10,929
Deferred revenue	166,477	11,304	32,648
Due to the Joint Venture, net	—	1,176	—
Due to related party, net	—	—	(3,532)

Net cash provided by (used in) operating activities	586,196	(153,928)	593,309

Cash flows from investing activities:
Capitalized expenditures	(246,381)	(13,002)	(258,576)
Acquisitions, net of cash acquired	(439,483)	330,667	(18,994)
Proceeds from sale of businesses	115,733	—	—
Proceeds from sale of real estate	—	—	29,837
Investment in the Joint Venture	—	(610,784)	—
Investment in debt and equity securities of the Joint Venture	—	(278,875)	—
Other, net	2,099	7,332	(2)

Net cash provided by (used in) investing activities	(568,032)	(564,662)	(247,735)

Cash flows from financing activities:
Payments on Revolving Facility	(250,000)	—	—
Proceeds from Revolving Facility	—	250,000	250,000
Payments on Term Loan Facility	(315,000)	—	(1,087,750)
Proceeds from issuance of Senior Notes	325,000	—	—
Payments under tax receivable agreements	(20,691)	—	(27,227)
Receipts (payments) on derivative instruments	(29,538)	(890)	935
Employee tax withholding on vesting of equity compensation awards	(4,108)	—	—
Payments on deferred financing obligations	(19,519)	—	(6,593)
Payment of senior amortizing notes	(15,636)	(11,094)	—
Payment of debt issued to Change Healthcare Inc.	—	—	(7,332)

Proceeds from exercise of equity awards	17,514	—	—
Capital contribution from Members from exercise of equity compensation awards	—	—	6,256
Proceeds from initial public offering, net of issuance costs	—	608,679	—
Proceeds from Change Healthcare Inc. initial public offering	—	—	608,679
Proceeds from issuance of debt component of tangible equity units	—	47,367	—
Proceeds from debt issued to Change Healthcare Inc.	—	—	47,367
Proceeds from issuance of equity component of tangible equity units, net of issuance costs	—	232,929	—
Proceeds from forward purchase contract with Change Healthcare Inc.	—	—	232,929
Other, net	(6,800)	(1,421)	(3,024)

Net cash provided by (used in) financing activities	(318,778)	1,125,570	14,240

Effect of exchange rate changes on cash and cash equivalents	3,310	16	(1,021)

Net increase (decrease) in cash and cash equivalents	(297,304)	406,996	358,793

Cash and cash equivalents at beginning of period	410,405	3,409	48,894

Cash and cash equivalents at end of period	$113,101	$410,405	$407,687

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended March 31,
	2021	2020	2020
	Change Healthcare Inc. (1)		Change Healthcare LLC
Net income (loss)	$(13,090)	$(866,881)	$(108,590)
Income tax provision (benefit)	(3,776)	(142,690)	1,112

Income (loss) before income tax provision (benefit)	(16,866)	(1,009,571)	(107,478)
Amortization of capitalized software developed for sale	776		3,959
Depreciation and amortization	154,495		89,852
Interest expense, net	59,508		64,084
Equity compensation	24,158		6,893
Acquisition accounting adjustments	5,917		522
Acquisition and divestiture-related costs	9,590		1,664
Integration and related costs	13,094		15,131
Strategic initiatives, duplicative and transition costs	8,671		8,991
Severance costs	2,717		7,824
Accretion and changes in estimate, net	3,215		4,627
Management fees and related costs	—		2,647
Impairment of long-lived assets and other	3,772		1,347
Tax receivable agreement charge	—		164,633
Gain on sale of business	1,344		—
Contingent consideration	—		(1,900)
Loss on extinguishment of debt	1,289		560
Other non-routine, net	365		1,002

Adjusted EBITDA	$272,045		$264,358

(1)

Prior to the McKesson exit, Change Healthcare Inc. did not utilize adjusted EBITDA as a key performance metric, therefore we have not presented a reconciliation to adjusted EBITDA for the three months ended March 31, 2020.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Year Ended March 31,
	2021	2020	2020
	Change Healthcare Inc. (1)		Change Healthcare LLC
Net income (loss)	$(112,210)	$(947,597)	$(5,617)
Income tax provision (benefit)	(35,187)	(143,254)	1,701

Income (loss) before income tax provision (benefit)	(147,397)	(1,090,851)	(3,916)
Amortization of capitalized software developed for sale	1,326		14,415
Depreciation and amortization	591,048		315,946
Interest expense, net	245,241		283,745
Equity compensation	59,016		31,808
Acquisition accounting adjustments	109,743		1,889
Acquisition and divestiture-related costs	19,709		4,217
Integration and related costs	40,675		82,108
Strategic initiatives, duplicative and transition costs	21,841		23,325
Severance costs	13,184		22,113
Accretion and changes in estimate, net	11,644		14,966
Management fees and related costs	—		10,355
Impairment of long-lived assets and other	18,190		72
Tax receivable agreement charge	—		164,633
Gain on sale of business	(59,143)		—
Contingent consideration	(3,000)		(91)
Loss on extinguishment of debt	8,924		19,975
Other non-routine, net	3,164		10,173

Adjusted EBITDA	$934,165		$995,733

(1)

Prior to the McKesson exit, Change Healthcare Inc. did not utilize adjusted EBITDA as a key performance metric, therefore we have not presented a reconciliation to adjusted EBITDA for the year ended March 31, 2020.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020	2020
	Change Healthcare Inc. (1)		Change Healthcare LLC
Net income (loss)	$(13,090)	$(866,881)	$(108,590)
Amortization expense resulting from acquisition method adjustments	117,362		35,251
EBITDA adjustments	74,132		213,942
Tax effect of EBITDA adjustments and amortization expense	(44,413)		(7,417)

Adjusted net income (loss)	$133,991		$133,186

Adjusted net income (loss) per diluted share (2)	$0.42		$0.42

	Year Ended March 31,
	2021	2020	2020
	Change Healthcare Inc. (1)		Change Healthcare LLC
Net income (loss)	$(112,210)	$(947,597)	$(5,617)
Amortization expense resulting from acquisition method adjustments	463,334		139,875
EBITDA adjustments	243,947		385,542
Tax effect of EBITDA adjustments and amortization expense	(166,324)		(52,168)

Adjusted net income (loss)	$428,747		$467,632

Adjusted net income (loss) per diluted share (2)	$1.34		$1.55

(1)

Prior to the McKesson exit, Change Healthcare Inc. did not utilize adjusted net income (loss) as a key performance metric, therefore we have not presented a reconciliation to adjusted net income (loss) for the three months and year ended March 31, 2020.

(2)

Prior to the McKesson exit, Common units of Change Healthcare LLC were equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Segment Results

(unaudited and amounts in thousands)

	Three Months Ended March 31,
	2021	2020	2020
	Change Healthcare Inc. (1)		Change Healthcare LLC (2)
Segment revenue
Software and Analytics	$416,265	N/A	$418,658
Network Solutions	198,334	N/A	152,163
Technology-Enabled Services	227,311	N/A	242,444
Postage and Eliminations (3)	23,391	N/A	30,115
Purchase Accounting Adjustment (4)	(10,141)	N/A	—

Net revenue	$855,160	N/A	$843,380

Segment adjusted EBITDA
Software and Analytics	$144,025	N/A	$150,341
Network Solutions	108,147	N/A	85,340
Technology-Enabled Services	19,873	N/A	28,677
Postage and Eliminations	—	N/A	—

Total adjusted EBITDA	$272,045	N/A	$264,358

	Year Ended March 31,
	2021	2020	2020
	Change Healthcare Inc. (1)		Change Healthcare LLC (2)
Segment revenue
Software and Analytics	$1,534,926	N/A	$1,612,800
Network Solutions	717,843	N/A	588,748
Technology-Enabled Services	869,349	N/A	978,684
Postage and Eliminations (3)	96,533	N/A	122,741
Purchase Accounting Adjustment (4)	(128,230)	N/A	—

Net revenue	$3,090,421	N/A	$3,302,973

Segment adjusted EBITDA
Software and Analytics	$526,129	N/A	$565,628
Network Solutions	377,005	N/A	331,659
Technology-Enabled Services	31,031	N/A	98,446
Postage and Eliminations	—	N/A	—

Total adjusted EBITDA	$934,165	N/A	$995,733

(1)	Prior to the McKesson exit, Change Healthcare Inc. did not have revenues from customers and did not utilize adjusted EBITDA as a key performance metric.
(2)	The prior year results of Change Healthcare LLC have been retrospectively adjusted to be consistent with the Company’s current segment structure and cost allocation methodology.
(3)

Revenue for Postage and Eliminations includes postage revenue of $50.9 million for Change Healthcare Inc. for the three months ended March 31, 2021 and $56.8 million for Change Healthcare LLC for the three months ended March 31, 2020. Revenue for Postage and Eliminations includes postage revenue of $196.5 million for Change Healthcare Inc. for the year ended March 31, 2021 and $228.1 million for Change Healthcare LLC for the year ended March 31, 2020.

(4)	Amount reflects the impact to deferred revenue resulting from the McKesson exit which reduced revenue recognized during the three months and year ended March 31, 2021.

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(unaudited and amounts in thousands)

	Year Ended March 31,
	2021	2020	2020
	Change Healthcare Inc. (1)		Change Healthcare LLC
Cash provided by (used in) operating activities (2)	$586,196	$(153,928)	$593,309
Capital expenditures	(246,381)	(13,002)	(258,576)

Free cash flow	339,815	(166,930)	334,733
Adjustments to free cash flow (3):
Integration and related costs	40,675		82,108
Strategic initiatives, duplicative and transition costs	21,841		23,325
Severance costs	13,184		22,113
Integration and strategic capital expenditures	14,379		19,254

Adjusted free cash flow	$429,894		$481,533

(1)

Prior to the McKesson exit, Change Healthcare Inc. did not utilize adjusted free cash flow as a key performance metric, therefore we have not presented a reconciliation to adjusted free cash flow for the year ended March 31, 2020.

(2)

Includes cash used by pass-thru funds of $12.8 million for Change Healthcare Inc. for the year ended March 31, 2021 and cash provided by pass-thru funds of $21.7 million for Change Healthcare LLC for the year ended March 31, 2020.

(3)	All operating costs and integration and strategic capital expenditures are presented on an as-incurred basis.